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                                                                    Exhibit 21.1

                          SUBSIDIARIES OF SALTON, INC.



NAME OF SUBSIDIARY                      JURISDICTION OF ORGANIZATION
------------------                      ----------------------------

Toastmaster, Inc.                       Missouri

Salton Europe PLC                       United Kingdom

Salton UK                               United Kingdom

Salton/Toastmaster Logistics LLC        Delaware

Salton Hong Kong Ltd.                   Hong Kong

Salton International CV                 Netherlands

Salton S.a.r.l.                         Luxembourg